EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement of MedCath Corporation on Form S-3 of our report dated December 13, 2005 related to the financial statements of Heart Hospital of South Dakota, LLC as of and for the years ended September 30, 2005 and 2004, incorporated by reference in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
October 26, 2006